EXHIBIT 4.2

                           FIFTH AMENDMENT TO THE
        GIANT INDUSTRIES, INC. & AFFILIATED COMPANIES 401(k) PLAN


     WHEREAS, Giant Industries, Inc. (the "Corporation") has adopted and subsequently amended and restated the Giant Industries, Inc. & Affiliated Companies 401(k) Plan (the "Giant Plan"), in the form of The CORPORATEplan for RetirementSM Profit Sharing/401(k) Plan Fidelity Basic Plan Document No. 02 (a prototype plan sponsored by Fidelity Management and Research Corporation), by executing an Adoption Agreement; and

     WHEREAS, Giant Industries, Inc. (the "Corporation") has adopted and subsequently amended and restated the Giant Yorktown 401(k) Retirement Savings Plan (the "Yorktown Plan"), in the form of The CORPORATEplan for RetirementSM Profit Sharing/401(k) Plan Fidelity Basic Plan Document No. 02 (a prototype plan sponsored by Fidelity Management and Research Corporation), by executing an Adoption Agreement; and

     WHEREAS, Section 16.02 of The CORPORATEplan for RetirementSM Profit Sharing/401(k) Plan Fidelity Basic Plan Document No. 02 provides for the amendment of the Plan by the Employer;

     NOW, THEREFORE,

1. Effective January 1, 2004, Section 1.04 is amended as shown on pages 1-3 of the attachment.

2. Effective January 1, 2004, Section 1.10(a)(2) is amended by adding the following as the second paragraph:

            For the Plan Year Ending December 31, 2004, the Employer shall make an additional Matching Employer Contribution on behalf of each Participant, who is employed in the Giant Group on December 31, 2004, equal to the excess of (A) 50% of the Participant's total Deferral Contributions (to the extent the Deferral Contributions do not exceed 12% of Compensation) during the 2004 Plan Year, over (B) the Matching Employer Contribution otherwise made by the Employer with respect to the 2004 Plan Year.

3. Effective January 1, 2004, Section 1.15 is amended as shown on page 4 and 5 of the attachment.

4. Effective November 18, 2004, Section 1.23(c)(1) is amended by replacing the following at its conclusion:

            The Employer may direct the Trustee to invest any or all of any Nonelective Employer Contributions in the Employer stock fund. With respect to the remainder of the Nonelective Employer Contribution, if any, the Participant shall direct the Trustee regarding its investment.

            The Employer may direct the Trustee to invest in the Employer stock fund a portion of amounts transferred from the ESOP, and the Participant shall direct the Trustee regarding the vestment of the remainder of his Transfer Account.

            A Participant who has either (1) attached age 59 1/2 or (2) attached age 55 and has been credited with 10 years of Vesting Service may direct the Trustee regarding the investment of all or a portion of the Nonelective Employer Contribution and Transfer Account otherwise invested at the Employer's direction in the Employer Stock Fund (source line 06 - Employer Contribution Stock and source line 08 Transfer
            Assets Stock).

5. Effective November 18, 2004, the Addendum Re: Protected In-Service Withdrawals is amended by replacing the first sentence of paragraph (d) with the following:

            In-service withdrawal available at age 55 with 10 years of Vesting Service.

6. Effective January 1, 2004, the Vesting Addendum is amended as shown on page 7 of the attachment.

IN WITNESS WHEREOF the Employer has caused this amendment to be executed this 7th day of April, 2005 by its duly authorized officer, effective as stated herein.

                                      GIANT INDUSTRIES, INC.

                                      By:  /s/ NATALIE R. DOPP
                                         ----------------------------
                                      Title: VP, Human Resources
                                         ----------------------------

EXECUTION PAGE (EMPLOYER'S COPY)

This Agreement shall be effective upon execution by both parties. By executing this Agreement, the parties agree to terms and conditions contained in the Agreement and the following attached Appendices:

Service Agreement                                  Original     Revision
-----------------                                 Effective     Date(s)
                                                     Date       --------
                                                  ----------
Articles I and II                                 01/01/1996
Appendix A - Investment Schedule and Services
Appendix B - Enrollment and Education Services
Appendix C - Contribution Processing Services
Appendix D - Loan and Withdrawal Services
Appendix E - Compliance Services
Appendix F - Miscellaneous Additional Services                 01/01/2004

In witness whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

Employer:                            Employer:

/s/ NATALIE R. DOPP
--------------------------------      --------------------------------
(Signature)                           (Signature)

/S/ NATALIE R. DOPP
--------------------------------      --------------------------------
(Print Name)                          (Print Name)

VP, HUMAN RESOURCES
--------------------------------      --------------------------------
(Title)                               (Title)

4/1/05
--------------------------------      --------------------------------
(Date)                                (Date)

Note: Only one authorized signature is required to execute this Agreement unless the Employer's corporate policy mandates two authorized signatures.

Fidelity Management Trust Company:

--------------------------------

(Signature)
--------------------------------

(Print Name)
--------------------------------

(Title)

--------------------------------
(Date)

1.04  COVERAGE

      All Employees who meet the conditions specified below shall be eligible to participate in the Plan:

      (a)  Age Requirement (check one):

           (1) [X] no age requirement.
           (2) [ ] must have attained age: ___ (not to exceed 21).

      (b)  Eligibility Service Requirement

           (1)     Eligibility to Participate in Plan (check one):

               (A) [ ] no Eligibility Service requirement.
               (B) [ ] ____ (not to exceed 11) months of Eligibility
                       Service requirement (no minimum number Hours of Service can be required).
               (C) [X] one year of Eligibility Service requirement (at
                       least 1,000 Hours of Service are required during the Eligibility Computation Period).
               (D) [ ] two years of Eligibility Service requirement (at
                       least 1,000 Hours of Service are required during each Eligibility Computation Period). (Do not select if Option 1.01(b)(1), 401(k) Only, is checked, unless a different Eligibility Service requirement applies to Deferral Contributions under Option 1.04(b)(2).)

                   Note: If the Employer selects the two year Eligibility Service requirement, the contributions subject to such Eligibility Service requirement must be 100% vested when made.

           (2) [X] Special Eligibility Service requirement for Deferral Contributions and/or Matching Employer Contributions:

               (A) The special Eligibility Service requirement applies to (check the appropriate box(es)):

                       (i)  [X] Deferral Contributions.
                       (ii) [X] Matching Employer Contributions.

               (B) The special Eligibility Service requirement is: (A) (Fill in (A), (B), or (C) from Subsection 1.04(b)(1) above).

      (c)  Eligible Class of Employees (check one):

           Note: The Plan may not cover employees who are residents of Puerto Rico. These employees are automatically excluded from the eligible class, regardless of the Employer's selection under this Subsection 1.04(c).

           (1) [ ] includes all Employees of the Employer.
           (2) [X] includes all Employees of the Employer except for (check the appropriate box(es)):


               (A) [ ] employees covered by a collective bargaining
                       agreement.
               (B) [ ] Highly Compensated Employees as defined in Code
                       Section 414(q).
               (C) [X] Leased Employees as defined in Subsection 2.01(cc).
               (D) [X] nonresident aliens who do not receive any earned
                       income from the Employer which constitutes United States source income.
               (E) [ ] other:
                       _______________________________________
                       _______________________________________

                   Note: The Employer should exercise caution when excluding employees from participation in the Plan. Exclusion of employees may adversely affect the Plan's satisfaction of the minimum coverage requirements, as provided in Code Section 410(b).

      (d)  The Entry Dates shall be (check one):

           (1) [ ] immediate upon meeting the eligibility requirements specified in Subsections 1.04(a), (b), and (c).
           (2) [X] the first day of each Plan Year and the first day of the seventh month of each Plan year.
           (3) [ ] the first day of each Plan Year and the first day of the fourth, seventh, and tenth months of each Plan year.
           (4) [ ] the first day of each month.
           (5) [ ] the first day of each Plan Year. (Do not select if there is an Eligibility Service requirement of more than six months in Subsection 1.04(b) or if there is an age requirement of more than 20 1/2 in Subsection 1.04(a).)

      (e) [X] Special Entry Date(s) - In addition to the Entry Dates specified in Subsection 1.04(d) above, the following special Entry Date(s) apply for Deferral and/or Matching Employer Contributions. (Special Entry Dates may only be selected if Option 1.04(b)(2), special Eligibility Service requirement, is checked. The same Entry Dates must be selected for contributions that are subject to the same Eligibility Service requirements.)

           (1) The special Entry Date(s) shall apply to (check the appropriate box(es)):

               (A) [X] Deferral Contributions.
               (B) [X] Matching Employer Contributions.

           (2) The special Entry Date(s) shall be: (1) (Fill in (1), (2),
               (3), (4), or (5) from Subsection 1.04(d) above).

      (f) Date of Initial Participation - An Employee shall become a Participant unless excluded by Subsection 1.04(c) above on the Entry Date immediately following the date the Employee completes the service and age requirement(s) in Subsections 1.04(a) and
           (b), if any, except (check one):



           (1) [X] no exceptions.
           (2) [ ] Employees employed on the Effective Date in Subsection 1.01(g)(1) or (2) shall become Participants on that date.
           (3) [ ] Employees who meet the age and service requirement(s) of Subsections 1.04(a) and (b) on the Effective Date in Subsection 1.01(g)(1) or (2) shall become Participants on that date.

1.15  VESTING

      A Participant's vested interest in Matching Employer Contributions and/or Nonelective Employer Contributions, other than Safe Harbor Matching Employer and/or Nonelective Employer Contributions elected in Subsection 1.10(a)(3) or 1.11(a)(3), shall be based upon his years of Vesting Service and the schedule(s) selected below, except as provided in Subsection 1.21(d) or in the Vesting Schedule Addendum to the Adoption Agreement.

      (a) [ ] Years of Vesting Service shall exclude:

          (1) [ ] for new plans, service prior to the Effective Date as defined in Subsection 1.01(g)(1).
          (2) [ ] for existing plans converting from another plan document, service prior to the original Effective Date as defined in Subsection 1.01(g)(2).

      (b) Vesting Schedule(s)

          Note: The vesting schedule selected below applies only to Nonelective Employer Contributions and Matching Employer Contributions other than safe harbor contributions under Option 1.11(a)(3) or Option 1.10(a)(3). Safe harbor contributions under Options 1.11(a)(3) and 1.10(a)(3) are always 100% vested immediately.

       (1) Nonelective Employer          (2) Matching Employer
           Contributions (check one):        Contributions (check one):

           (A) [ ] N/A - No Nonelective      (A) [ ] N/A - No Matching
                   Employer Contributions            Employer Contributions
           (B) [X] 100% Vesting immediately  (B) [ ] 100% Vesting immediately
           (C) [ ] 3 year cliff              (C) [X] 3 year cliff
                   (see C below)                     (see C below)
           (D) [ ] 5 year cliff              (D) [ ] 5 year cliff
                   (see D below)                     (see D below)
           (E) [ ] 6 year graduated          (E) [ ] 6 year graduated
                   (see E below)                     (see E below)
           (F) [ ] 7 year graduated          (F) [ ] 7 year graduated
                   (see F below)                     (see F below)
           (G) [ ] Other vesting             (G) [ ] Other vesting
                   (complete G1 below)               (complete G2 below)

                        Applicable Vesting Schedule(s)
    Years of        -------------------------------------
Vesting Service         C      D     E     F   G1    G2
---------------     -------------------------------------
      0                  0%    0%    0%    0%  ___%  ___%
      1                  0%    0%    0%    0%  ___%  ___%
      2                  0%    0%   20%    0%  ___%  ___%
      3                100%    0%   40%   20%  ___%  ___%
      4                100%    0%   60%   40%  ___%  ___%
      5                100%  100%   80%   60%  ___%  ___%
      6                100%  100%  100%   80%  ___%  ___%
  7 or more            100%  100%  100%  100%  100%  100%

Note: A schedule elected under G1 or G2 above must be at least as favorable as one of the schedules in C, D, E or F above.

Note: If the Plan is being amended to provide a more restrictive vesting schedule, the more favorable vesting schedule shall continue to apply to Participants who are Active Participants immediately prior to the later of
(1) the effective date of the amendment or (2) the date the amendment is adopted.

(c) [X] A vesting schedule more favorable than the vesting schedule(s) selected above applies to certain Participants. Please complete the Vesting Schedule Addendum to the Adoption Agreement.

(d) Application of Forfeitures - If a Participant forfeits any portion of his non-vested Account balance as provided in Sections 6.02, 6.04, 6.07, or 11.08, such forfeitures shall be (check one):

    (1) [ ] N/A - Either (A) no Matching Employer Contributions are made with respect to Deferral Contributions under the Plan and all other Employer Contributions are 100% vested when made or (B) there are no Employer Contributions under the Plan.

    (2) [X] applied to reduce Employer contributions.

    (3) [ ] allocated among the Accounts of eligible Participants in the manner provided in Section 1.11. (Only if Option 1.11(a) or (b) is checked.)

                         AMENDMENT EXECUTION PAGE

     This page is to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to this execution page.

     The following section(s) of the Plan are hereby amended effective as of the date(s) set forth below:

        Section Amended     Page     Effective Date
        ---------------     ----     --------------
        1.04                           01/01/2004
        1.15                           01/01/2004
        Vesting Addendum               01/01/2004

     IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed this 1st day of April, 2005.

Employer:  GIANT INDUSTRIES, INC.       Employer:
        ---------------------------             ---------------------------
By:        /s/ NATALIE R. DOPP          By:
        ---------------------------             ---------------------------
Title:     VP, HUMAN RESOURCES          Title:
        ---------------------------             ---------------------------

Accepted by:

Fidelity Management Trust Company, as Trustee

By:                                     Date:
        ---------------------------             ---------------------------
Title:
        ---------------------------

                                 ADDENDUM

                           Re: VESTING SCHEDULE
                                    For

Plan Name: Giant Industries, Inc. & Affiliated Companies 401(k) Plan

(a)  More Favorable Vesting Schedule

     (1) The following vesting schedule applies to the class of Participants described in (a)(2) below:

         Source: Discretionary Match

                     Years of Service     Vesting Percent
                     ----------------     ---------------
                        less than 1            100
                             1                 100

     (2) The vesting schedule specified in (a)(1) above applies to the following class of Participants:

         Employee hired prior to 1/1/2004

(b)  [ ] Additional Vesting Schedule

     (1) The following vesting schedule applies to the class of Participants described in (b)(2) below:

         --------------------------------------------------------------

         --------------------------------------------------------------

         --------------------------------------------------------------

     (2) The vesting schedule specified in (b)(1) above applies to the following class of Participants:

         --------------------------------------------------------------

APPENDIX F - MISCELLANEOUS

The provision(s) as identified in this Appendix F shall supercede the referenced provision(s) of this Agreement, subject to the terms and conditions contained herein. For provision(s) below identified as exceptions to the Plan (requiring an amendment to the CORPORATEplan for RetirementSM), the Employer hereby agrees to obtain a favorable determination letter on the Plan from the Internal Revenue Service.

Title: Amendment to Compensation
Description: The Employer will provide an amendment that excludes any amount realized from the exercise of qualified or nonqualified stock options and any Compensation for the portion of the Plan Year during which the employee is classified by the Employer as an employee of Giant Yorktown, Inc. from the definition of Compensation.

                                       Exception Fee: Fee Waived

Fidelity hereby agrees to allow an amendment to the CORPORATEplan for RetirementSM to incorporate a Plan provision to accomplish the above stated purpose. Amending the Plan to add such a provision will make the Plan individually designed and the Employer hereby agrees to accept all consequences of such a designation (see attached).

Title: Amendment to Investment Direction
Description: The Employer will provide an amendment that allows for Employer investment direction for one of the Non-Elective Employer Contribution account and Employee Investment direction from the other Non-Elective Employer Contribution account.

                                       Exception Fee: Fee Waived

Fidelity hereby agrees to allow an amendment to the CORPORATEplan for RetirementSM to incorporate a Plan provision to accomplish the above stated purpose. Amending the Plan to add such a provision will make the Plan individually designed and the Employer hereby agrees to accept all consequences of such a designation (see attached).

Title: Amendment to Non-Elective Employer Contribution
Description: The Employer will provide an amendment that allows it to decide upon funding of each contribution if the Employer or Employee will direct investment.

                                      Exception Fee: Fee Waived

Fidelity hereby agrees to allow an amendment to the CORPORATEplan for RetirementSM to incorporate a Plan provision to accomplish the above stated purpose. Amending the Plan to add such a provision will make the Plan individually designed and the Employer hereby agrees to accept all consequences of such a designation (see attached).

Title: Amendment to Investment Direction
Description: The Employer will provide an amendment that allows for employee investment direction in all restricted accounts upon attaining either age 55 and 10 years of service, or age 59.5.

                                       Exception Fee: Fee Waived

Fidelity hereby agrees to allow an amendment to the CORPORATEplan for RetirementSM to incorporate a Plan provision to accomplish the above stated purpose. Amending the Plan to add such a provision will make the Plan individually designed and the Employer hereby agrees to accept all consequences of such a designation (see attached).

Title: Nonelective Employer Contributions
Description: The Employer will provide an amendment that allows for a different Nonelective Employer Contribution for different groups of
Participants.    This provision may call for additional non-discrimination
testing not included in Fidelity's Package Testing services for this plan.

                                       Exception Fee: Fee Waived

Fidelity hereby agrees to allow an amendment to the CORPORATEplan for RetirementSM to incorporate a Plan provision to accomplish the above stated purpose. Amending the Plan to add such a provision will make the Plan individually designed and the Employer hereby agrees to accept all consequences of such a designation (see attached).

Title: Employer Matching Contribution
Description: The Employer will provide an amendment that allows for different Matching Contributions for different groups of Participants. This provision may call for additional non-discrimination testing not included in Fidelity's Package Testing services for this Plan.

                                       Exception Fee: Fee Waived

Fidelity hereby agrees to allow an amendment to the CORPORATEplan for RetirementSM to incorporate a Plan provision to accomplish the above stated purpose. Amending the Plan to add such a provision will make the Plan individually designed and the Employer hereby agrees to accept all consequences of such a designation (see attached).

Title: Matching Contribution on Employee After-tax Contributions
Description: The Employer will provide an amendment that allows for Matching Employer Contributions to be made on Employee After-tax Contributions for specific groups of Participants as identified in their Amendment. This provision may call for additional non-discrimination testing not included in Fidelity's Package Testing services for the Plan.

                                       Exception Fee: Fee Waived

Fidelity hereby agrees to allow an amendment to the CORPORATEplan for RetirementSM to incorporate a Plan provision to accomplish the above stated purpose. Amending the Plan to add such a provision will make the Plan individually designed and the Employer hereby agrees to accept all consequences of such a designation (see attached).

Title: Matching Contributions on Catch-up Contributions
Description: The Employer will provide an amendment that allows for a Matching Employer Contribution to be made on Age 50 Catch-up Contributions for specific groups of Participants as identified in their Amendment. This provision may All for additional non-discrimination testing not included in Fidelity's Package Testing services for the Plan.

                                       Exception Fee: Fee Waived

Fidelity hereby agrees to allow an amendment to the CORPORATEplan for RetirementSM to incorporate a Plan provision to accomplish the above stated purpose. Amending the Plan to add such a provision will make the Plan individually designed and the Employer hereby agrees to accept all consequences of such a designation (see attached).

Title: Change to Withdrawal Policy in Appendix D
Description: Effective 4/14/04: Hardship availability will be amended as follows: Payment of funeral expenses for the Participant's spouse, children or dependents will be permitted.

                                       Exception Fee: Fee Waived

Fidelity hereby agrees to allow an amendment to the CORPORATEplan for RetirementSM to incorporate a Plan provision to accomplish the above stated purpose. Amending the Plan to add such a provision will make the Plan individually designed and the Employer hereby agrees to accept all consequences of such a designation (see attached).

Title: True Up Matching Calculation
Description: Effective 1/1/2004: Giant Industries to provide an amendment for a true-up matching contribution for all plan participants who were employed on the last day of the plan year and who were not classified as employees of Giant Yorktown.

                                       Exception Fee: Fee Waived

Fidelity hereby agrees to allow an amendment to the CORPORATEplan for RetirementSM to incorporate a Plan provision to accomplish the above stated purpose. Amending the Plan to add such a provision will make the Plan individually designed and the Employer hereby agrees to accept all consequences of such a designation (see attached).

Title: Change to Loan Policy in Appendix D
Description: Participant will be permitted to initiate up to two loans in a given plan year. While Fidelity will produce Participant communication materials and forms for use by the Employer, the Employer must provide any necessary language summarizing this provision as well as identify which materials and forms would use this language.

                                       Exception Fee: Fee Waived

Title: Change to Loan Policy in Appendix D
Description: Loan availability is to be computed based on the entire account balance except for the Non-Elective Employer Contribution Stock (EMPLOYER CONTRIB STOCK SOURCE) and the ESOP Transfer Stock (TRANSFER ASSETS STOCK SOURCE) accounts and is to be withdrawn from those same accounts. While Fidelity will produce Participant communication materials and forms for use by the Employer, the Employer must provide any necessary language summarizing this provision as well as identify which materials and forms would use this language.

                                       Exception Fee: Fee Waived

Title: Charging Plan Expenses to the accounts of terminated participants
Description: Effective 1/1/2005: Charging Plan Expenses to the Accounts of Terminated Participants. The Employer hereby directs Fidelity to deduct, on a per capita basis, the Per Participant fee described in Article I from the accounts of Participants who are no longer actively employed by the Employer (i.e., Participants with the following status codes on Fidelity's Participant Recordkeeping System (FPRS): R (Retired), T (Terminated), D (Deceased), or P (Disabled)) but not from the accounts of Participants who are actively employed by the Employer. The Employer hereby acknowledges that the Employer is responsible for ensuring that the proper status code for each Participant is reflected in FPRS at all times. The Employer hereby represents that it shall pay directly to Fidelity such fees on behalf of the actively employed Participants and/or direct Fidelity to deduct such fees from the Plan's forfeiture account. Solely for purposes of this direction, whether a Participant is actively employed or not actively employed shall be determined as of the date such amount is deducted. The Employer hereby acknowledges that Fidelity has advised it to consult with its legal counsel regarding this direction and represents that it has determined that the allocation of Plan expenses reflected in this direction: Is reasonable; Complies with all applicable ERISA requirements, including, but not limited to, those described in Department of Labor Field Assistance Bulletin 2003-3; and Is consistent with the status of the Plan as a plan qualified under Internal Revenue Code Section 401(a) and in all respects complies with the tax law requirements applicable to such plans, including, but not limited to, those described in Internal Revenue Service Revenue Ruling 2004-10. The Employer hereby further acknowledges that, to the extent any testing of this expense allocation is required under Internal Revenue Code Section 401(a)(4), the Employer shall be solely responsible for such testing, and Fidelity shall not provide any services related to such testing. The Employer hereby represents that, pursuant to ERISA, it has made appropriate and timely disclosure to Participants regarding the allocation of Plan expenses described herein.

                                       Exception Fee: Fee Waived

                          Attachment to Appendix F
                                   of the
            CORPORATEplan for RetirementSM Service Agreement

Article II, Section 2 of the CORPORATEplan for RetirementSM Service Agreement provides that the Employer may not add, delete, or modify the CORPORATEplan for RetirementSM prototype documents in any way without the written consent of Fidelity. In Appendix F of the CORPORATEplan for RetirementSM Service Agreement, Fidelity gave its written consent that this provision be waived solely for the purpose of allowing the company to make a certain amendment or amendments to the prototype plan. The Employer will be responsible for drafting each amendment to which reference is made in Appendix F. As a result of any such amendment, the Employer's Plan will not be able to rely on the opinion letter Fidelity received from the IRS for the CORPORATEplan for RetirementSM with respect to the Employer's Plan. The Employer's Plan will be individually designed, and the Employer will incur the 'user' fee for an individually designed plan instead of the fee for a prototype plan in filing for an IRS determination letter. The Employer will be responsible for the continuing qualification of the plan, including amending it to comply with the required Internal Revenue Service guidelines. Fidelity will provide the Employer with a copy of any model amendments or updates to the Fidelity Prototype plan. The Employer shall be responsible for amendments to retain the provision allowed by Appendix F (if so desired) in any restated version of the Fidelity Prototype Plan adopted by the Employer. The Employer understands that Fidelity will only produce a sample Summary Plan Description for the Employer's Plan which will not include language summarizing any amendment(s). Finally, the Employer must give Fidelity the opportunity to review any other amendment that the Employer proposes to the Plan, allowing Fidelity to approve or reject the amendment based upon its impact on the recordkeeping of the Plan as a qualified plan.